     For period ending 09-30-96
     File Number 811-4767
     Sub-Item 77.O
     Series 1 & 2



     77.O.  Transactions effected pursuant to Rule 10f-3.

                      The following information relates to the five transactions effected by Heritage Income-Growth Trust pursuant to Rule 10f-3 during the annual period September 30, 1996:

     Security:                                  The Estee Lauder Companies Inc.

     Date of purchase:                          11/16/95

     Date offering commenced:                   11/16/95

     Purchase price:                            $26.00

     Commission:                                $0.85 (3.54%)

     Securities acquired from:                  Goldman Sachs

     Amount purchased:                          $156,000

     Total Offering:                            $400 million


     Security:                                  Associates First Capital Corp.

     Date of purchase:                          05/07/96

     Date offering commenced:                   05/07/96

     Purchase price:                            $29.00

     Commission:                                $0.80 (2.76%)

     Securities acquired from:                  Goldman Sachs

     Amount purchased:                          $290,000

     Total Offering:                            $1,943,000,000


     Security:                                  Midcom Communications

     Date of purchase:                          08/15/96

     Date offering commenced:                   08/15/96

     Purchase price:                            $100.00

     Commission:                                $1.80 (1.80%)

     Securities acquired from:                  Paine Webber Incorporated

     Amount purchased:                          $250,000

     Total Offering:                            $85 million


     Security:                                  Golden Books Family
                                                Entertainment

     Date of purchase:                          08/15/96

     Date offering commenced:                   08/15/96

     Purchase price:                            $50.00

     Commission:                                $0.90 (1.80%)

     Securities acquired from:                  Merrill Lynch

     Amount purchased:                          $50,000

     Total Offering:                            $100 million


     Security:                                  Sovran Self Storage

     Date of purchase:                          09/25/96

     Date offering commenced:                   09/25/96

     Purchase price:                            $26.00

     Commission:                                $0.85 (3.27%)

     Securities acquired from:                  Paine Webber Incorporated

     Amount purchased:                          $260,000

     Total Offering:                            $71.5 million